SITELET CONTENT LICENSE AGREEMENT

This Sitelet Content License Agreement ("Agreement") is entered into this 23rd day of January, 2008 ("Effective Date") between FedEx Corporate Services, Inc. ("FedEx") and Cryoport Systems, Inc. ("Customer").

WHEREAS, Customer is a FedEx account holder; and

WHEREAS, Customer desires for FedEx to make specific FedEx shipping information available to Customer's employees, vendors and/or suppliers who use Customer's FedEx account number for shipping in furtherance of Customers' business; and

WHEREAS, FedEx is willing to provide a sitelet that contains FedEx shipping information for access by Customers' employees, vendors and/or suppliers;

In consideration of the mutual promises contained herein, the sufficiency of which the parties acknowledge, FedEx and Customer agree as follows:

1. FedEx will provide a sitelet displaying FedEx shipping information specifically applicable to Customer's employees, vendors and/or suppliers. FedEx will not charge Customer for providing the sitelet. Customer will provide the internet address to the sitelet only to the scope of individuals as mutually agreed to by both Customer and FedEx.

2. Customer will provide FedEx with information and graphics related to Customer's business, including Customer's Logo,(collectively "Information")_ which shall include the trademark(s), service mark(s), logo(s) and/or other marks used by Customer to identify Customer, and which FedEx may use to create the sitelet.

3. Customer warrants that it will indemnify, hold harmless and defend FedEx from and against any and all claims arising out of FedEx's use of the Information and provision and use of the sitelet by any person or entity.

4. FedEx expressly disclaims and excludes all warranties regarding the appearance and use of the sitelet and use and appearance of the Information, and INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ESSENTIAL AND A PARTICULAR PURPOSE.

5. Customer acknowledges and agrees that he FedEx Service Guide ("Service Guide") contains the terms and conditions for FedEx transportation services and if any information on the sitelet is in conflict with the Service Guide, the Service Guide shall control.

6. This Agreement is for no specified term and either party may terminate this Agreement at any time without notice and without reason. FedEx agrees to terminate the sitelet with ten (10) business days upon written notice by Customer.

7. IN NO EVENT SHALL FEDEX BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO DAMAGES HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY WHETHER OR NOT FEDEX WAS OR SHOULD HAVE BEEN AWARE OF OR HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

IN WITNESS WHEREOF, the parties execute this agreement for the purposes stated herein.

CUSTOMER:	FedEx Corporate Services, Inc.
By: [signature] Kenneth Carlson	By: [signature]
Title: VP Sales & Marketing	Title: V.P.
Date: January 23, 2008	Date: 2-1-08